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                                                                      EXHIBIT 23




                       CONSENT OF INDEPENDENT AUDITORS


        We hereby consent to the incorporation by reference and use of our report, dated November 1, 1996, on the consolidated financial statements of Damen Financial Corporation which appears in Damen Financial Corporation's Annual Report of Shareholders and Form 10-K for the year ended September 30, 1996 in Damen Financial Corporation's previously filed Registration Statement on Form S-8 (Registration No. 333-4091 and No. 333-4095).




                                        Cobitz, VandenBerg & Fennessy


Hickory Hills, Illinois
December 27, 1996